POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that the undersigned,
EPE Management Investors, LLC, hereby appoints Jace D. Locke,
Stacy J. James, or Jerre L. Bull, on behalf of EP Energy Corporation, to be the undersigned's true and lawful attorneys-in-fact, for it and in its name, place and stead to execute, acknowledge, deliver and file, as required, with the Securities and Exchange Commission (the "SEC"), national securities exchanges and EP Energy Corporation (the "Company"), the following forms with respect to the Company's securities: (i) a Form ID, (including amendments thereto) and any other documents necessary or appropriate to obtain and/or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC, (ii) Forms 3, 4 and 5
(including amendments thereto) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and (iii) Form 144 (including amendments thereto) in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder, and hereby grants to each of Jace D. Locke, Stacy J. James, or Jerre L. Bull, full power and authority, to act individually, to perform all acts necessary to complete such purposes.

  The undersigned agrees that the attorneys-in-fact herein, Jace D. Locke, Stacy J. James, or Jerre L. Bull, may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the attorneys-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to the attorneys-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 and Form 144 (including amendments thereto) and agrees to reimburse the Company and the attorneys-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action. The undersigned acknowledges that none of the attorneys-in-fact named herein, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or with the Securities
Act of 1933, as amended, including Rule 144 thereunder.

  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact named herein; provided that this Power of Attorney shall terminate with respect to any attorney-in-fact (but not with respect to the other attorneys-in-fact) at such time as such attorney-in-fact ceases to be an employee of the Company or any of its subsidiaries.

  IN WITNESS WHEREOF,the undersigned has caused this Power of Attorney to be executed as of this 13th day of January, 2014.

                                            EPE MANAGEMENT INVESTORS, LLC

                                            By its manager:

                                            EP ENERGY CORPORATION

                                            /s/ Marguerite N. Woung-Chapman
                                            _______________________________
                                              Marguerite N. Woung-Chapman